Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FIRST QUARTER 2008 DILUTED EPS OF $0.30,

DOMESTIC UNIT GROWTH OF 6%

SILVER SPRING, Md. (April 28, 2008) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for first quarter 2008:

•

Diluted earnings per share (“EPS”) for first quarter 2008 increased 25% to $0.30 compared to $0.24 in the same period of the prior year. First quarter 2007 results included termination benefits expense totaling $3.7 million (approximately $0.03 diluted EPS) resulting from the separation from service of certain executive officers during that period.

•	Domestic unit growth increased 6.0 percent in first quarter 2008.

•

Operating income increased 24% to $34.1 million for first quarter 2008 compared to $27.4 million for first quarter 2007. Earnings before interest, taxes and depreciation (“EBITDA”) increased 22% to $36.1 million for first quarter 2008, compared to $29.5 million for first quarter 2007. Operating income and EBITDA for first quarter 2007 both include the termination benefits expense described above.

•	Franchising revenues and total revenues both increased 12% for first quarter 2008 compared to the same period in 2007.

•

Franchising margins for first quarter 2008 were 56.9% compared to 51.0% for the same period in 2007. First quarter 2007 franchising margins reflect the impact of the $3.7 million of termination benefits described above.

•	Domestic system-wide revenue per available room (RevPAR) increased 2.7% for first quarter 2008.

•	New domestic hotel franchise contracts executed in first quarter 2008 were 133, up 20% over the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development increased 18% to 986 hotels representing 79,276 rooms; the worldwide pipeline increased 20% to 1,082 hotels representing 87,597 rooms.

“During our first quarter, the fundamental strength of our business model was evident as robust unit growth drove increased revenues and profitability,” said Charles A. Ledsinger, Jr., vice chairman and chief executive officer. “We were also very fortunate to have brought into the organization three experienced executives in Steve Joyce, president and chief operating officer, Chris Malone, chief marketing officer, and Sandy Michel, general counsel, all of whom have significant franchising backgrounds. Their talents, combined with the strength of our current leadership team, position Choice for continued growth and success.”

Outlook for 2008

The company’s second quarter 2008 diluted EPS is expected to be $0.47. The company expects full year 2008 diluted EPS of $1.87. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for full-year 2008 are expected to be approximately $205.5 million. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 5% in 2008;

•	RevPAR is expected to increase approximately 1.5% for second quarter 2008 and approximately 2% for full-year 2008;

•	The effective royalty rate is expected to increase 4 basis points for full-year 2008;

•	All figures assume the existing share count and an effective tax rate of 37% for second quarter 2008 and 36.7% for full year 2008;

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from its operations to return value to shareholders, primarily through share repurchases and dividends.

For the three months ended March 31, 2008, the company paid $10.5 million of cash dividends to shareholders. The annual dividend rate per common share is $0.68.

The company has authorization to purchase up to an additional 3.2 million shares under the share repurchase program. Repurchases will continue to be made in the open market and through privately negotiated transactions subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 38.6 million shares of its common stock for a total cost of $895.9 million through April 25, 2008. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 71.5 million shares under the share repurchase program at an average price of $12.52 per share.

The company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Tuesday April 29, 2008 at 9:30 a.m. EDT to discuss the company’s first quarter results. The call-in number to listen to the call is 1-800-230-1951. International callers should dial 612-332-7514. The conference call also will be Web cast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com beginning at 11:30 a.m. EDT on April 29 and will be available through May 29, 2008 by calling 1-800-475-6701 and entering access code 918862. The international dial-in for the replay is 320-365-3844, access code 918862. In addition, the call will be archived and available on choicehotels.com via the Investor Info link until May 29, 2008.

About Choice Hotels

Choice Hotels International franchises more than 5,600 hotels, representing more than 455,000 rooms, in the United States and 38 countries and territories. As of March 31, 2008, 986 hotels are under development in the United States, representing 79,276 rooms, and an additional 96 hotels, representing 8,321 rooms, are under development in more than 20 countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide.

Additional corporate information may be found on the Choice Hotels Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections for the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Franchising revenues, franchising margins and EBITDA are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues, operating margins and operating income. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2008 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
			Variance
	2008	2007	$	%
(In thousands, except per share amounts)

REVENUES:
Royalty fees	$47,780	$43,328	$4,452	10%
Initial franchise and relicensing fees	6,044	4,931	1,113	23%
Brand solutions	3,342	2,986	356	12%
Marketing and reservation	68,426	60,787	7,639	13%
Hotel operations	1,042	1,096	(54)	(5)%
Other	2,221	1,801	420	23%

Total revenues	128,855	114,929	13,926	12%

OPERATING EXPENSES:

Selling, general and administrative	23,555	23,900	(345)	(1)%
Depreciation and amortization	2,057	2,115	(58)	(3)%
Marketing and reservation	68,426	60,787	7,639	13%
Hotel operations	765	741	24	3%

Total operating expenses	94,803	87,543	7,260	8%

Operating income	34,052	27,386	6,666	24%

OTHER INCOME AND EXPENSES:
Interest expense	3,837	2,997	840	28%
Interest and other investment (income) loss	1,068	(601)	1,669	(278)%
Equity in net income of affiliates	(301)	(194)	(107)	55%

Total other income and expenses, net	4,604	2,202	2,402	109%

Income before income taxes	29,448	25,184	4,264	17%
Income taxes	10,871	8,869	2,002	23%

Net income	$18,577	$16,315	$2,262	14%

Weighted average shares outstanding-basic	61,751	65,782

Weighted average shares outstanding-diluted	62,596	67,048

Basic earnings per share	$0.30	$0.25	$0.05	20%

Diluted earnings per share	$0.30	$0.24	$0.06	25%

Choice Hotels International, Inc.	Exhibit 2
Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)
(In thousands, except per share amounts)

ASSETS

Cash and cash equivalents	$51,318	$46,377
Accounts receivable, net	43,243	40,855
Deferred income taxes	2,605	2,387
Investments, employee benefit plans, at fair value	233	1,002
Other current assets	14,690	15,330

Total current assets	112,089	105,951

Fixed assets and intangibles, net	140,994	141,679
Receivable — marketing fees	14,517	6,782
Investments, employee benefit plans, at fair value	32,756	33,488
Other assets	38,054	40,484

Total assets	$338,410	$328,384

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$77,499	$96,195
Deferred revenue	54,566	48,660
Other current liabilities	5,861	2,661

Total current liabilities	137,926	147,516

Long-term debt	279,195	272,378
Deferred compensation & retirement plan obligations	44,548	43,132
Other liabilities	18,552	22,419

Total liabilities	480,221	485,445

Common stock, $0.01 par value	625	621
Additional paid-in-capital	83,480	86,243
Accumulated other comprehensive income	808	346
Treasury stock, at cost	(788,583)	(798,110)
Retained earnings	561,859	553,839

Total shareholders’ deficit	(141,811)	(157,061)

Total liabilities and shareholders’ deficit	$338,410	$328,384

Choice Hotels International, Inc.	Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2008	2007
(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$18,577	$16,315

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,057	2,115
Provision for bad debts	44	(570)
Non-cash stock compensation and other charges	3,338	4,698
Non-cash interest and other (income) loss	1,577	(319)
Dividends received from equity method investees	192	295
Equity in net income of affiliates	(301)	(194)

Changes in assets and liabilities, net of acquisitions:
Receivables	(2,411)	4,995
Receivable - marketing and reservation fees, net	(9,533)	(7,131)
Accounts payable	(13,404)	(1,046)
Accrued expenses and other	(5,365)	(11,502)
Income taxes payable/receivable	5,667	3,914
Deferred income taxes	2,371	299
Deferred revenue	5,906	2,586
Other assets	(942)	897
Other liabilities	699	5,101

NET CASH PROVIDED BY OPERATING ACTIVITIES	8,472	20,453

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(2,606)	(3,020)
Acquisitions, net of cash acquired	—	(343)
Purchases of investments, employee benefit plans	(4,405)	(4,496)
Proceeds from sales of investments, employee benefit plans	4,430	961
Issuance of notes receivable	(775)	(131)
Collections of notes receivable	176	306
Other items, net	(101)	(300)

NET CASH USED IN INVESTING ACTIVITIES	(3,281)	(7,023)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	—	(36)
Net borrowings pursuant to revolving credit facility	6,800	12,000
Excess tax benefits from stock-based compensation	2,085	1,362
Purchase of treasury stock	(1,446)	(19,001)
Dividends paid	(10,484)	(9,895)
Proceeds from exercise of stock options	2,795	1,679

NET CASH USED IN FINANCING ACTIVITIES	(250)	(13,891)

Net change in cash and cash equivalents	4,941	(461)
Cash and cash equivalents at beginning of period	46,377	35,841

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$51,318	$35,380

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended March 31, 2008			For the Three Months Ended March 31, 2007			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$73.70	50.5%	$37.23	$70.59	51.2%	$36.11	4.4%	(70	) bps	3.1%
Comfort Suites	86.06	54.0%	46.49	83.28	56.8%	47.29	3.3%	(280	) bps	(1.7)%
Sleep	67.66	50.2%	33.98	64.17	51.9%	33.28	5.4%	(170	) bps	2.1%

Midscale without Food & Beverage	75.65	51.2%	38.76	72.46	52.4%	37.98	4.4%	(120	) bps	2.1%

Quality	66.36	43.3%	28.76	63.45	43.4%	27.54	4.6%	(10	) bps	4.4%
Clarion	79.75	41.4%	33.04	73.84	41.3%	30.48	8.0%	10	bps	8.4%

Midscale with Food & Beverage	69.30	42.9%	29.74	65.95	42.9%	28.27	5.1%	—	bps	5.2%

Econo Lodge	50.93	38.5%	19.60	49.42	39.2%	19.36	3.1%	(70	) bps	1.2%
Rodeway	49.52	40.9%	20.25	47.67	38.5%	18.37	3.9%	240	bps	10.2%

Economy	50.58	39.1%	19.75	49.06	39.0%	19.15	3.1%	10	bps	3.1%

MainStay	69.02	58.2%	40.14	65.90	58.2%	38.35	4.7%	—	bps	4.7%
Suburban	41.05	59.3%	24.35	38.67	63.6%	24.59	6.2%	(430	) bps	(1.0)%

Extended Stay	48.12	59.0%	28.39	44.11	62.4%	27.54	9.1%	(340	) bps	3.1%

Total	$69.19	46.8%	$32.37	$66.18	47.6%	$31.52	4.5%	(80	) bps	2.7%

	For the Quarter Ended
	3/31/2008	3/31/2007
System-wide effective royalty rate	4.18%	4.14%

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	March 31, 2008		March 31, 2007		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,436	112,150	1,421	110,980	15	1,170	1.1%	1.1%
Comfort Suites	490	38,128	442	34,649	48	3,479	10.9%	10.0%
Sleep	347	25,781	330	24,772	17	1,009	5.2%	4.1%

Midscale without Food & Beverage	2,273	176,059	2,193	170,401	80	5,658	3.6%	3.3%

Quality	847	80,484	757	74,036	90	6,448	11.9%	8.7%
Clarion	169	23,340	161	23,881	8	(541)	5.0%	(2.3)%

Midscale with Food & Beverage	1,016	103,824	918	97,917	98	5,907	10.7%	6.0%

Econo Lodge	831	51,104	812	49,202	19	1,902	2.3%	3.9%
Rodeway	297	17,628	240	14,930	57	2,698	23.8%	18.1%

Economy	1,128	68,732	1,052	64,132	76	4,600	7.2%	7.2%

MainStay	32	2,421	30	2,237	2	184	6.7%	8.2%
Suburban	55	6,739	61	8,088	(6)	(1,349)	(9.8)%	(16.7)%

Extended Stay	87	9,160	91	10,325	(4)	(1,165)	(4.4)%	(11.3)%

Cambria Suites	5	567	—	—	5	567	NM	NM

Domestic Franchises	4,509	358,342	4,254	342,775	255	15,567	6.0%	4.5%
International Franchises	1,111	98,354	1,152	98,481	(41)	(127)	(3.6)%	(0.1)%

Total Franchises	5,620	456,696	5,406	441,256	214	15,440	4.0%	3.5%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Three Months Ended March 31, 2008			For the Three Months Ended March 31, 2007			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	11	9	20	5	3	8	120%	200%	150%
Comfort Suites	15	3	18	14	1	15	7%	200%	20%
Sleep	11	2	13	8	—	8	38%	NM	63%

Midscale without Food & Beverage	37	14	51	27	4	31	37%	250%	65%

Quality	—	28	28	1	35	36	(100)%	(20)%	(22)%
Clarion	1	10	11	2	6	8	(50)%	67%	38%

Midscale with Food & Beverage	1	38	39	3	41	44	(67)%	(7)%	(11)%

Econo Lodge	1	19	20	1	13	14	0%	46%	43%
Rodeway	1	18	19	—	11	11	NM	64%	73%

Economy	2	37	39	1	24	25	100%	54%	56%

MainStay	1	—	1	—	—	—	NM	NM	NM
Suburban	2	—	2	4	1	5	(50)%	(100)%	(60)%

Extended Stay	3	—	3	4	1	5	(25)%	(100)%	(40)%

Cambria Suites	1	—	1	6	—	6	(83)%	NM	(83)%

Total Domestic System	44	89	133	41	70	111	7%	27%	20%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	March 31, 2008 Units			March 31, 2007 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	53	131	184	35	120	155	18	51%	11	9%	29	19%
Comfort Suites	3	275	278	3	232	235	—	0%	43	19%	43	18%
Sleep Inn	2	140	142	—	123	123	2	NM	17	14%	19	15%

Midscale without Food & Beverage	58	546	604	38	475	513	20	53%	71	15%	91	18%

Quality	67	15	82	74	9	83	(7)	(9)%	6	67%	(1)	(1)%
Clarion	34	7	41	13	4	17	21	162%	3	75%	24	141%

Midscale with Food & Beverage	101	22	123	87	13	100	14	16%	9	69%	23	23%

Econo Lodge	46	3	49	45	5	50	1	2%	(2)	(40)%	(1)	(2)%
Rodeway	59	2	61	57	2	59	2	4%	—	0%	2	3%

Economy	105	5	110	102	7	109	3	3%	(2)	(29)%	1	1%

MainStay	2	45	47	—	30	30	2	NM	15	50%	17	57%
Suburban	3	38	41	5	27	32	(2)	(40)%	11	41%	9	28%

Extended Stay	5	83	88	5	57	62	—	0%	26	46%	26	42%

Cambria Suites	—	61	61	—	49	49	—	NM	12	24%	12	24%

	269	717	986	232	601	833	37	16%	116	19%	153	18%

CHOICE HOTELS INTERNATIONAL, INC.	EXHIBIT 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended March 31,
	2008	2007*
(dollar amounts in thousands)

Franchising Revenues:

Total Revenues	$128,855	$114,929
Adjustments:
Marketing and reservation revenues	(68,426)	(60,787)
Hotel Operations	(1,042)	(1,096)

Franchising Revenues	$59,387	$53,046

Franchising Margins:

Operating Margin:
Total Revenues	$128,855	$114,929
Operating Income	$34,052	$27,386

Operating Margin	26.4%	23.8%

Franchising Margin:

Franchising Revenues	$59,387	$53,046
Operating Income	$34,052	$27,386
Less: Hotel Operations	277	355

	$33,775	$27,031

Franchising Margins	56.9%	51.0%

EBITDA Reconciliation

(in millions)

	Q1 2008 Actuals	Q1 2007* Actuals	Full-Year 2008 Outlook
Operating Income	$34.1	$27.4	$196.6
Depreciation and amortization	2.0	2.1	8.9

Earnings before interest, taxes, depreciation & amortization	$36.1	$29.5	$205.5

*	2007 franchising margins, operating income and EBITDA include approximately $3.7 million of severance costs related to the separation from service of certain executive officers during the first quarter of 2007